EXHIBIT 99.1

AGILYSYS’ FIRST QUARTER REVENUE INCREASES 9% TO $24.5 MILLION;
REPORTS ADJUSTED AND GAAP EARNINGS PER DILUTED SHARE OF $0.06 AND $0.02, RESPECTIVELY

- First Quarter Adjusted Operating Income Rises $1.9 Million Year over Year to $1.5 Million -

Alpharetta, GA – July 25, 2013 – Agilysys, Inc. (Nasdaq: AGYS), a leading developer and provider of innovative information technology, services and solutions for the hospitality industry, today reported operating results for its fiscal 2014 first quarter.

All financial results presented below reflect the classification of the Company’s former Retail Solutions Group (“RSG”) as a discontinued operation following the sale of this business on July 1, 2013. Agilysys’ business is now focused exclusively on providing innovative software enabled solutions to the hospitality industry.

Summary of Fiscal 2014 First Quarter Financial Results

•	Total net revenue increased $2.1 million, or 9%, to $24.5 million, from $22.4 million in the prior-year period.

•	Recurring revenues (comprised of support, maintenance and subscription services) for the quarter were $13.2 million, an increase of 8% over the prior-year period.

•	Gross margin was 66% in the quarter compared to 62% in the prior-year period.

•
Adjusted operating income (excluding stock-based compensation, amortization of intangibles and other one-time items) from continuing operations increased $1.9 million year over year to $1.5 million from an adjusted operating loss from continuing operations of $0.4 million in the year-ago period (see reconciliation below).

•
Adjusted net income (non-GAAP) from continuing operations grew to $1.4 million, or $0.06 per diluted share, compared with an adjusted net loss from continuing operations of $0.9 million, or ($0.04) per share, last year (see reconciliation below).

•
Income from continuing operations for the period was $0.4 million, or $0.02 per diluted share, compared to a loss from continuing operations of $2.7 million, or ($0.12) per share, in the prior-year period. Inclusive of discontinued operations, net income for the quarter was $1.3 million, or $0.06 per diluted share, compared to a net loss of $1.8 million, or ($0.08) per share, in the prior-year period.

James Dennedy, president and CEO of Agilysys, commented, “Our first quarter financial results reflect the success of the business strategies we have implemented, primarily our emphasis on the pursuit of the highest margin markets we can address with the highest value solutions in the industry. This strategy continues to deliver year-over-year growth in total revenue, recurring revenue and gross margin. Further, our revenue growth continues to outpace the overall market rate of growth―another key proof point of our strategy. Equally importantly we have generated these improvements with a lower overall expense structure in the business. Capital efficiency is the key metric we rely on to assess the quality of the business and financial objectives we have accomplished. In this regard, our business and our personnel have performed at an exceptional level.”

“Looking ahead, we expect further improvements in our team members’ performance and the business,” Dennedy added. Our strong balance sheet enables Agilysys to invest in growing our people, expanding the markets we serve, adding more value to the solutions we deliver and accelerating our growth in these areas through select M&A opportunities. We believe our focus on capital efficiency will deliver above market revenue growth and create greater value for our team, customers and investors.”

Robb Ellis, chief operating officer and chief financial officer, added, “Agilysys’ successful first quarter provides strong support that our business model is primed to deliver positive operating results. During the quarter, we generated above market revenue growth which we believe will be sustainable throughout fiscal 2014. This growth and the margin expansion that we experienced resulted in adjusted operating income of $1.5 million.”

“In addition, we have a strong balance sheet with over $100 million of cash including the net proceeds received from the sale of our Retail business unit on July 1st,” continued Ellis. “With this solid financial foundation and our operational discipline, we anticipate investing the operating income generated throughout fiscal 2014 and a portion of our cash back into the business. These investments will include addressing growth opportunities; such as the largely untapped international market and upsell opportunities into our existing customer base, as well as pursuing strategic acquisitions that complement our product capabilities and help grow our customer base. These investments will help drive consistent organic growth that will exceed the hospitality industry’s rate of growth.”

Ellis concluded, “We believe that our focus on achieving high returns on capital deployed will result in the growth of our installed base and improve and expand our product offerings so that we can achieve consistent profitable revenue growth.”

2014 First Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, July 25, 2013, beginning at 4:30 P.M. ET. Both the call and the webcast are open to the general public. The conference call number is 224-357-2393 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://agilysys.com/home/InvestorRelations/EventPresentation.htm. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location at http://agilysys.com/home/InvestorRelations/EventPresentation.htm.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2013. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share from continuing operations and adjusted cash flow from continuing operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss) from continuing operations, and adjusted cash flow from continuing operations to the comparable GAAP measures.

About Agilysys
Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality industry. The company specializes in market-leading point-of-sale, property management, inventory & procurement and mobile & wireless solutions that are designed to streamline operations, improve efficiency and enhance the guest experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums and cruise lines. Agilysys operates extensively throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, EMEA headquarters in Cheshire, UK, and APAC offices in Singapore and Hong Kong. For more information, visit www.agilysys.com.

Investor Contact:
Robb Ellis	Richard Land, Norberto Aja, Jim Leahy
Chief Operating Officer and Chief Financial Officer	JCIR
Agilysys, Inc.	212-835-8500 or agys@jcir.com
770-810-7800 or investorrelations@agilysys.com

# # #

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
(In thousands, except per share data)	June 30,
	2013	2012

Net revenue:
Products	$7,820	$6,778
Support, maintenance and subscription services	13,175	12,169
Professional services	3,505	3,442
Total net revenue	24,500	22,389
Cost of goods sold:
Products	3,787	3,581
Support, maintenance and subscription services	2,307	2,624
Professional services	2,267	2,291
Total cost of goods sold	8,361	8,496
Gross profit	16,139	13,893
Operating expenses:
Product development	6,476	4,420
Sales and marketing	3,248	4,201
General and administrative	4,809	5,279
Depreciation of fixed assets	488	585
Amortization of intangibles	794	855
Asset impairment and related charges	—	208
Restructuring, severance and other charges	55	1,125
Operating income (loss)	269	(2,780)
Other (income) expenses :
Interest income	(13)	(4)
Interest expense	61	264
Other (income) expenses, net	(35)	144
Income (loss) before income taxes	256	(3,184)
Income tax benefit	(105)	(529)
Income (loss) from continuing operations	361	(2,655)
Income from discontinued operations, net of taxes	955	862
Net income (loss)	$1,316	$(1,793)

Basic weighted average shares outstanding	22,022	21,836

Net income (loss) per share – basic:
Income (loss) from continuing operations	$0.02	$(0.12)
Income from discontinued operations	0.04	0.04
Net income (loss) per share	$0.06	$(0.08)

Diluted weighted average shares outstanding	22,292	21,836

Net income (loss) per share – diluted:
Income (loss) from continuing operations	$0.02	$(0.12)
Income from discontinued operations	0.04	0.04
Net income (loss) per share	$0.06	$(0.08)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	June 30,	March 31,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$70,611	$82,931
Accounts receivable, net of allowance of $771 and $786, respectively	18,757	17,892
Inventories	1,462	1,080
Prepaid expenses	3,228	3,167
Other current assets	420	671
Current assets - discontinued operations	28,672	40,020
Total current assets	123,150	145,761
Property and equipment, net	14,394	13,855
Goodwill	17,507	14,128
Intangible assets, net	11,598	11,283
Capitalized software development, net	8,520	5,596
Other non-current assets	4,217	4,179
Non-current assets - discontinued operations	2,156	2,162
Total assets	$181,542	$196,964

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,804	$10,427
Deferred revenue	19,319	20,461
Accrued and other current liabilities	10,618	12,938
Capital lease obligations – current	73	58
Current liabilities - discontinued operations	16,454	29,756
Total current liabilities	56,268	73,640
Deferred income taxes – non-current	3,900	4,002
Capital lease obligations – non-current	15	28
Other non-current liabilities	5,531	4,640
Non-current liabilities - discontinued operations	769	798
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,404,581 and 22,145,915 shares outstanding at June 30, 2013 and March 31, 2013 , respectively	9,482	9,482
Treasury shares (9,202,250 and 9,460,916 shares at June 30, 2013 and March 31, 2013, respectively)	(2,760)	(2,838)
Capital in excess of stated value	(14,509)	(14,267)
Retained earnings	123,894	122,578
Accumulated other comprehensive loss	(1,048)	(1,099)
Total shareholders’ equity	115,059	113,856
Total liabilities and shareholders’ equity	$181,542	$196,964

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2013	2012
Operating activities:
Net income (loss)	$1,316	$(1,793)
Income from discontinued operations	955	862
Income (loss) from continuing operations	361	(2,655)
Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities:
Restructuring, severance and other charges	55	1,125
Payments for restructuring charges	(354)	(3,549)
Payments for legal settlements	(87)	—
Asset impairments and related charges	—	208
Depreciation	488	585
Amortization of intangibles	734	1,104
Share-based compensation	367	152
Changes in operating assets and liabilities:
Accounts receivable	(583)	430
Inventories	(302)	227
Prepaids	(62)	(83)
Accounts payable	(1,064)	(366)
Deferred revenue	(1,681)	(3,929)
Accrued and other liabilities	(3,444)	(7,846)
Other changes, net	(107)	(231)
Net cash used in operating activities from continuing operations	(5,679)	(14,828)
Net cash used in operating activities from discontinued operations	(785)	(4,979)
Net cash used in operating activities	(6,464)	(19,807)

Investing activities:
Cash paid for acquisitions, net	(1,750)	—
Capital expenditures	(1,396)	(532)
Capitalized software development costs	(1,868)	(814)
Proceeds from marketable securities and company owned life insurance policies	—	4,343
Net cash (used in) provided by investing activities from continuing operations	(5,014)	2,997
Net cash used in investing activities from discontinued operations	(117)	(180)
Net cash (used in) provided by investing activities	(5,131)	2,817

Financing activities:
Repurchases of shares to satisfy employee tax withholding and option price	(571)	(40)
Exercise of employee stock options	—	67
Principal payment under long-term obligations	(23)	(107)
Net cash used in financing activities from continuing operations	(594)	(80)
Net cash used in financing activities from discontinued operations	(80)	(91)
Net cash used in financing activities	(674)	(171)

Effect of exchange rate changes on cash	(51)	(90)
Cash flows used in continuing operations	(11,338)	(12,001)
Cash flows provided by (used in) discontinued operations:	(982)	(5,250)
Net decrease in cash	(12,320)	(17,251)
Cash and cash equivalents at beginning of period	82,931	97,587
Cash and cash equivalents at end of period	$70,611	$80,336

AGILYSYS, INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended
	June 30,
	2013	2012

Operating income (loss)	$269	$(2,780)
Share-based compensation expense	367	152
Amortization of intangibles	794	855
Asset impairments and related charges	—	208
Restructuring, severance and other charges	55	1,125
Adjusted operating income (loss) from continuing operations (a)	1,485	(440)

Other expenses, net	13	404
Cash income tax expense (benefit) (b)	49	36
Adjusted net income (loss) from continuing operations (a)	$1,423	$(880)

Weighted average shares outstanding:
Basic	22,022	21,836
Diluted	22,292	21,836

Adjusted net income (loss) per share from continuing operations (a):
Basic	$0.06	$(0.04)
Diluted	$0.06	$(0.04)

(a) Non-GAAP financial measure

(b) Taxes calculated based upon our estimated cash tax payments for the three ended June 30, 2013 and 2012.

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO
ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS
(UNAUDITED)

(In thousands)	June 30,
	2013	2012
Operating activities:
Net cash used in continuing operations	$(5,679)	$(14,828)
Non-recurring cash items:
Restructuring, severance and other payments	354	3,549
Payments for legal settlements	87	—
BEP/SERP payments	—	4,468
Adjusted cash used in continuing operations (a)	$(5,238)	$(6,811)

(a) Non-GAAP financial measure